Exhibit 99.1

For immediate release	Media Relations Contact:
February 24, 2017	Joan Campion
212-733-2798

Investor Relations Contact:
Ryan Crowe
212-733-8160

Pfizer Prices $1,065,000,000 Debt Offering

NEW YORK, N.Y., February 24 — Pfizer Inc. (NYSE: PFE) today announced the pricing of $1,065,000,000 aggregate principal amount of 4.20% notes due 2047. This offering is expected to be sold to professional institutional investors in Taiwan, with application to be made to list the notes on the Taipei Exchange.

Pfizer intends to use the net offering proceeds for general corporate purposes, including to repay a portion of its outstanding commercial paper.

The closing of the offering is expected to occur on March 17, 2017, subject to satisfaction of customary closing conditions.

BNP Paribas, Taipei Branch and Deutsche Bank AG, Taipei Branch are acting as joint book-running managers for the offering. Deutsche Bank AG, Taipei Branch, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Standard Chartered Bank, Academy Securities, Inc., Seibert Cisneros Shank & Co., L.L.C. and The Williams Capital Group, L.P. are acting as structuring agents for the offering. Each structuring agent, other than Deutsche Bank AG, Taipei Branch, is an entity not licensed in the Republic of China, has not offered or sold, and will not subscribe for or sell or underwrite, any of the notes.

The offering of these securities is being made only by means of a prospectus. Copies may be obtained by calling BNP Paribas, Taipei

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Branch at 1-800-854-5674 or Deutsche Bank AG, Taipei Branch at 1-800-503-4611.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes, nor will there be any sale of the notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Pfizer

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, we have worked to make a difference for all who rely on us.

Forward-Looking Statements

This press release contains forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the notes offering and the use of proceeds. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Quarterly Reports on Form 10-Q, in our Current Reports on Form 8-K, and in the prospectus supplement and accompanying prospectus, in each case including in the section thereof

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captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-K, 10-Q and 8-K and our other filings with the SEC.

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